UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

January 2, 2003
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

The attached financial statements have been filed in order to show compliance with The Nasdaq Stock Market, Inc. (“Nasdaq”) requirement that Spectrum Pharmaceuticals, Inc. (the “Company”) maintain a minimum stockholders’ equity of $2.5 million for continued listing on the Nasdaq SmallCap Market. For continued listing on the SmallCap Market, the Company must maintain a minimum stockholders’ equity of $2.5 million or a minimum market value of listed securities of $35 million or a net income from continuing operations (in latest fiscal year or 2 of the last 3 fiscal years) of at least $500,000. As of September 30, 2002, the Company was not in compliance with any of these standards. As of September 30, 2002, the Company reported stockholders’ equity of $2,081,409.

Consequently, Nasdaq notified the Company that it has failed to maintain the stockholders’ equity continued listing requirement for the SmallCap Market, and that it would commence procedures to de-list the Company’s securities from the Nasdaq SmallCap Market unless the Company could provide a plan to regain compliance with the stockholder’s equity requirement. The Company provided such a plan and during the three months ended December 31, 2002, the Company has regained compliance for listing on the SmallCap Market in part as a result of the closing of three financings during the period. Nasdaq has required that we file the attached balance sheet, pro-forma balance sheet and the statement of operations by January 3, 2003. The attached balance sheet includes the effect of these financings as well as operations for the two-month period.

Item 7. Exhibits

Exhibits:
99.1	Interim Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: January 2, 2003	By:	/s/ John L. McManus
	Name:	John L. McManus
	Title:	Vice President Strategic Planning & Finance

EXHIBIT INDEX

Exhibits:
99.1	Interim Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations